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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report (relating to the financial statements of DEKALB Genetics Corporation) dated October 2, 1998, included in this Form 8-K/A, into the Monsanto Company's previously filed Registration Statement File Nos. 2-36636, 2-76696, 2-90152, 23-13197, 33-21030, 33-39704, 33-39705, 33-39706, 33-39707,
33-49717, 33-53363, 33-53365, 33-53367, 333-02783, 333-02961, 333-02963,
333-33531, 333-38599 and 333-45341.
                                          /s/ ARTHUR ANDERSEN LLP
                                          ARTHUR ANDERSEN LLP
Chicago, Illinois
February 5, 1999